Exhibit 99.1

FOR IMMEDIATE RELEASE

VALSPAR UPDATES SECOND-QUARTER EARNINGS OUTLOOK

MINNEAPOLIS, MN, April 9, 2007 – The Valspar Corporation (NYSE-VAL) announced today that it expects diluted earnings for the second quarter ending April 27, 2007 to be in the range of 36 to 40 cents per share, compared to earnings of 46 cents per share in the second quarter of 2006. This guidance excludes any adjustments for Huarun minority interest shares as discussed in the company’s March 7, 2007 press release.

The company noted that second-quarter sales and profits are being impacted by continued soft demand in the company’s architectural paints and wood coatings product lines. In its February 12, 2007 press release, the company stated “While we anticipate another quarter of difficult comparison with last year’s strong first-half performance, we continue to expect Valspar’s fiscal 2007 earnings per share to be in the range of $1.80-$1.90.” The company now expects its earnings for the year to be at the low end of this range.

“We are successfully managing through current challenges in our architectural paints and wood coatings product lines,” said William L. Mansfield, Valspar president and chief executive officer. “Importantly, the performance of our other businesses is meeting expectations, our Fuller and Huarun acquisitions are performing well, and our manufacturing rationalization and productivity improvement efforts are delivering solid results. We remain on track to achieve our long-term growth objectives, particularly through continued global expansion, additional strategic acquisitions, building the Valspar premium paint brand and driving productivity improvement.”

Investor Contact: Lori A. Walker, (612) 375-7350

Media Contact: Mike Dougherty, (612) 375-7802

Note: William L. Mansfield and Paul C. Reyelts, executive vice president and chief financial officer, will host a conference call at 5:30 p.m. Eastern Time (4:30 p.m. Central Time) today, Monday, April 9. The call can be heard live over the Internet at Valspar’s website at http://www.valsparglobal.com under Investor Relations. Those unable to participate during the live broadcast can access an archive of the call on the Valspar website. A taped replay of the call will also be available from 8:00 p.m. Central Time April 9 through midnight on April 23 by dialing 1-800-475-6701 from within the U.S. or 320-365-3844 from outside the U.S., using access code 870049.

The Valspar Corporation (NYSE:VAL) is a global leader in the paint and coatings industry. Since 1806, Valspar has been dedicated to bringing customers the latest innovations, the finest quality and the best customer service in the coatings industry. For more information, visit www.valsparglobal.com.

This press release contains certain “forward-looking” statements. These forward-looking statements are based on management’s expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to, dependence of internal earnings growth on economic conditions and growth in the domestic and international coatings industry; risks related to any future acquisitions, including risks of adverse changes in the results of acquired businesses and the assumption of unforeseen liabilities; risks of disruptions in business resulting from the integration process and higher interest costs resulting from further borrowing for any such acquisitions; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; risks of disruptions in business resulting from the Company’s relationships with customers and suppliers; unusual weather conditions adversely affecting sales; changes in raw materials pricing and availability; delays in passing along cost increases to customers; changes in governmental regulation, including more stringent environmental, health and safety regulations; the nature, cost and outcome of pending and future litigation and other legal proceedings; the outbreak of war and other significant national and international events; and other risks and uncertainties. The foregoing list is not exhaustive, and the Company disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements.

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